EXHIBIT 23.3
                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-42868 and 333-42870) of Roseville Communications Company of our report dated March 1, 1999 relating to the consolidated financial statements and financial statement schedule of Sacramento-Valley Limited Partnership, which appears in Roseville Communications Company's Annual Report on Form 10-K for the year ended December 31, 2000.


                                                   /s/PricewaterhouseCoopers LLP

San Francisco, California
March 26, 2001